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                                  EXHIBIT 23.0

                       CONSENT OF BEARD MILLER COMPANY LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Clifton Savings Bancorp, Inc.
Clifton, New Jersey



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126611 and 333-113302) of Clifton Savings Bancorp, Inc. of our reports dated June 3, 2008, relating to the consolidated financial statements, and the effectiveness of Clifton Savings Bancorp, Inc.'s internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.




                                              /s/ Beard Miller Company LLP



Beard Miller Company LLP
Pine Brook, New Jersey
June 12, 2008